                                                                 EXHIBIT (23)(d)

CONSENT OF KPMG PEAT MARWICK LLP
--------------------------------------------------------------------------------

Board of Directors
CoreStates Financial Corp

We consent to the incorporation by reference in the Registration Statements of
(i) First Union Corporation on:



                                              REGISTRATION                               REGISTRATION
                                                 STATEMENT                                  STATEMENT
                                  FORM              NUMBER                    FORM             NUMBER
                            -----------   -----------------             -----------  -----------------
                                   S-3              33-50103                  S-8            333-2561
                                   S-8              33-51964                  S-8            333-10179
                                   S-8              33-54148                  S-8            333-10211
                                   S-8              33-54274                  S-8            333-11613
                                   S-8              33-54739                  S-8            333-14469
                                   S-3              33-56927                  S-3            333-15743
                                   S-8              33-60835                  S-3            333-17599
                                   S-8              33-60913                  S-4            333-19039-01
                                   S-8              33-62307                  S-4            333-20611
                                   S-8              33-62399                  S-3            333-34151
                                   S-8              33-63387                  S-3            333-35363
                                   S-8              33-65501                  S-8            333-36839
                                   S-8             333-2551                   S-8            333-37709





(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 16, 1996, except as to Note 20, which is as of February 23, 1996, with respect to the consolidated balance sheet of United Counties Bancorporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1995, which report appears as an exhibit to CoreStates Financial Corp's Form 8-K dated March 23, 1998 and in First Union Corporation's 1997 Form 10-K.







KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 17, 1998